Exhibit 10.2
First Amendment to Manufacturing Agreement
Between iRobot Corporation and Kin Yat Industrial Co. Ltd
This Amendment is made between iRobot Corporation (“Buyer”) and Kin Yat Industrial Co. Ltd., (“Seller”), and shall be effective as of the date last signed below.
WHEREAS, the parties entered into the Manufacturing Agreement, on March 23, 2007 (“Manufacturing Agreement”); and
WHEREAS, the Buyer and Seller desire to extend the term of the Manufacturing Agreement; and
WHEREAS, pursuant to Section 18.3 of the Manufacturing Agreement, the Buyer and Seller desire to amend the Manufacturing Agreement as set forth below, and otherwise all other terms of the Manufacturing Agreement shall remain in full force and effect.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
1.	Section 1.16 is deleted in its entirely and replaced with the following:
“Production Schedule Forecast’ means the periodic, non-binding, rolling 12 months forecast, provided to Seller by Buyer, indicating Buyer’s monthly Product requirements, as amended by Buyer monthly. This non-binding monthly Production Schedule Forecast will give Seller an advance notice on Product requirement and will serve as a planning tool.”
2.	The last sentence of Section 1.17 is hereby replaced with the following: “For information or materials shared between the parties prior to March 27, 2010, the failure to label any of the foregoing as “confidential” or “proprietary” shall not mean it is not Proprietary Information and Technology. For information or materials presented after March 27, 2010, orally or without appropriate labels, the material or information shall be treated as Proprietary Information and Technology if the party provides a subsequent written confirmation of its proprietary nature within ninety (90) days of its disclosure.”
3.	Section 2 is deleted in its entirety and replaced with the following:
“List of Schedules. This Agreement includes the following Schedules for each Product to be manufactured hereunder, which are incorporated herein and made a part of this Agreement: (a) Product Specifications; (b) Long Lead-Time
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omissions.

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Components; (c) Packaging & Shipping Specifications; (d) Supplier’s designated by buyer and consigned materials list; and (e) Test Procedures.”
4.	Section 4.2 is amended by adding the following: “Seller agrees to hold inventory on consignment for support of Buyer’s business. Seller commits to make available, at any time, full account of consigned items and any other iRobot related items at Seller’s premises, as requested by Buyer.”
5.	Section 4.4 is deleted in its entirety and replaced with the following:
“Materials Procurement. Seller will use Commercially Reasonable Efforts to procure components, per Buyer’s approved vendor list containing Suppliers Designated by Buyer, necessary to fulfill Purchase Orders accepted by Seller. Seller is responsible for the management of the performance of component suppliers — including but not limited to purchasing, component inventory control, customs paperwork and Value
Added Tax (VAT) — and is ultimately responsible for the quality of components provided by any vendor from Buyer’s approved vendor listing, with exception of Components Supplied by Buyer. In the instance of Components Supplied by Buyer, Seller is responsible for adhering to incoming quality control and in process control of these components in accordance with mutually agreed upon quality procedures. Upon request, Seller will be required to submit specification sheets for outsourced components to Buyer for pre-approval. Moreover, Seller will interface with suppliers, including Suppliers Designated by Buyer, in good faith and follow Just In Time (JIT) inventory practices. It is noted that Seller shall provide temperature and humidity controlled storage with respect to certain components including, but not limited to, batteries.”
6.	Section 4.9 is deleted in its entirety and replaced with the following:
“Samples. Seller shall provide Buyer at no charge the engineering samples (but not quality samples or salesman samples) of the Products in such quantity as the Buyer shall reasonably require.”
7.	In Section 5.3, the first sentence is replaced with the following: “Annual fee and pricing will be reviewed by the parties on an annual basis, on or before [*] each calendar year, and will be revised consistent with [*].”
8.	Section 5.8 is deleted in its entirety and replaced with the following:
“Payment Terms. Buyer shall pay Seller all monies, not the subject of a good faith dispute, within 45 days from the date of receipt of the invoice. Seller shall
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omissions.

First Amendment to Manufacturing Agreement Page 2 March 2010	GDW VF

be fully responsible for all Costs, and indemnify and hold Buyer harmless from liability to Seller suppliers for money owed such suppliers by Seller for Seller’s purchase of goods and services in relation to the Product, as per Buyer’s standard Purchase Order Terms & Conditions.”
Buyer’s standard Purchase Order Terms & Conditions are attached hereto as Exhibit A, and are hereby incorporated by reference into the Manufacturing Agreement.
9.	In Section 5.9, “FOB port of Yantian, PRC” is changed to “FCA selected port of origin.”
10.	Section 5.12 is amended by adding the following: “Seller will adhere to the record keeping of Tools in accordance with Buyer’s requirements as described in the document ‘Tools in KY — Asset management.xls’. These records should be kept updated and readily available by Seller, at Buyer’s request.”
The document ‘Tools in KY — Asset management.xls’ is attached hereto as Exhibit B, and is hereby incorporated by reference into the Manufacturing Agreement.
11.	The following Section 7.5 be inserted:
“Limitation of liability. Without prejudice to Section 7.2, the liability of the Seller to Buyer, in addition to the obligations of Section 7.2, for any one act of default by reason of the breach of the warranty under this Agreement shall be limited to the extent that all or any damages (if proven) together shall in no event greater than the total dollar amount of the Products in the relevant order(s) from the Buyer affected by such breach which has/have been received and accepted by the Seller and paid for by the Buyer.”
12.	In Section 15.1 “three (3) years from the date of execution” is replaced with “on March 23, 2013.”
13.	In Section 18.4, replace the Notice to Buyer with the following:
iRobot Corporation
8 Crosby Drive
Bedford, MA 01730
Attn: Legal Department
[The remainder of this page is intentionally blank]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omissions.

First Amendment to Manufacturing Agreement Page 3 March 2010	GDW VF

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be executed by their duly empowered representatives as follows:

For and on behalf of Buyer iROBOT CORPORATION
/s/ Glen D. Weinstein 3/22/10
Glen D. Weinstein
SVP & General Counsel

For and on behalf of Seller KIN YAT INDUSTRIAL CO. LTD.
/s/ Vincent Fung 3/22/10
Vincent Fung
Executive Director

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omissions.

First Amendment to Manufacturing Agreement Page 4 March 2010	GDW VF

EXHIBIT A
[*]
Portions of this Exhibit were omitted and have been filed seperately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omission.

EXHIBIT B
[*]
Portions of this Exhibit were omitted and have been filed seperately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act — [*] denotes omission.